Exhibit (h)(2)


                      AMENDMENT TO THE TRANSFER AGENCY AND
               DIVIDEND DISBURSING AGENCY AGREEMENT BY AND BETWEEN
                NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. AND
                        NATIONAL INVESTOR SERVICES CORP.

         Amendment made as of April 4, 2002 to the Transfer Agency and Dividend Disbursing Agency Agreement dated as of February 26, 1998 (the "Agreement"), by and between NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. (the "Company") and NATIONAL INVESTOR SERVICES CORP. (the "Transfer Agent").

                                   WITNESSETH:

WHEREAS, the Company and the Transfer Agent desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Money Market Plus Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.


                              NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                                 By:   /s/ George A. Rio
                                       -----------------------------------
                                       Name: George A. Rio
                                       Title:   President


                              NATIONAL INVESTOR SERVICES CORP.

                                 By:   /s/ Joseph Barra
                                      --------------------------
                                      Name: Joseph Barra
                                      Title:   President